Exhibit 10.10

深圳易佳特科技有限公司

Framework Purchase Agreement

采购框架协议

Agreement No./协议编号：【】

This Framework Purchase Agreement (hereinafter referred to as this “Agreement”) is made and entered into by and between the following parties upon friendly negotiations in accordance with the Contract Law of the People’s Republic of China and other relevant laws and regulations:

本采购框架协议（下称“本协议”）由以下双方根据《中华人民共和国合同法》等相关法律法规的规定，经友好协商一致并签署：

Party A (Buyer)/甲方（买方）：__________________

Company Number/统一社会信用代码：__________________

Address/联系地址：__________________

Telephone No./电话：__________________

Party B (Seller)/乙方（卖方）：深圳易佳特科技有限公司

Company Number/统一社会信用代码：91440300557198288B

Address/联系地址：深圳市宝安区沙井街道建安路14号B3栋1-4层

Telephone No./电话：【】

Party A and Party B shall be collectively referred to herein as the “Parties” and individually as a “Party”.

本协议项下甲方及乙方统称为“双方”，分别称为“一方”。

The Parties hereto intend to establish a long-term and stable procurement relationship, in which Party A agrees to purchase, and Party B agrees to supply relevant products determined in the purchase orders in accordance with this Agreement and its Appendix.

本协议双方拟建立长期稳定的采购关系，在此关系下，甲方同意采购且乙方同意供应根据本协议及其附件的采购订单所确定的相关产品。

1	Definitions

定义

The terms below have the following meanings for the purpose of this Agreement:

以下术语在本协议中具有如下含义：

深圳易佳特科技有限公司

1.1	“Purchase Order” refers to the purchase documents issued by Party A to Party B requesting Party B to conduct the transaction in accordance with the Agreement, the purchase order and other relevant agreements, the format and content of which shall be substantially the same as the Appendix I hereto.

“采购订单”是指甲方向乙方发出的要求乙方根据本协议、采购订单及其他相关协议的约定进行交易的采购文件，其格式及内容要点应当与本协议附件一实质相同。

1.2	“Products” refers to relevant goods manufactured or provided for Party A by Party B as agreed in the purchase order.

“产品”是指乙方根据采购订单中的约定为甲方生产制造或提供给甲方的相关商品。

1.3	“Intellectual Property Rights” refers to any and all patents, trademarks, copyrights and other industrial property rights, proprietary rights and rights related to intellectual property rights existing before the effective date or coming into existence hereafter in any part of the world, as well as all renewals and extensions thereof, regardless of whether such rights are registered with relevant authorities in relevant jurisdictions.

“知识产权”是指任何及所有专利、商标、著作权以及在生效日期之前已存在或此后出现在世界任何地方的其他工业产权、专有权、与知识产权相关的权利，以及上述权利的所有续期和延长，无论此类权利是否已在相关法域内的相关机构注册。

1.4	“Confidential Information” refers to any information, technology, technical process, data, trade secrets or know-how, including without limitation, any information relating to research, products, services, business, suppliers, customers, markets, software, developments, inventions, procedures, designs, drawings, engineering, marketing or finances, which, depending on the nature of such information or the circumstances of its disclosure, can be designated at the time of such disclosure as confidential or proprietary, or if given orally or other manners, can be reasonably expected to be deemed as confidential or proprietary.

“保密信息”指任何信息、技术、技术流程、数据、商业秘密或技术诀窍，包括但不限于有关研究、产品、服务、业务、供应商、客户、市场、软件、开发、发明、程序、设计、图纸、工程、行销或财务等信息，这些信息是可以根据其性质或根据其被披露时的情况，在披露时确认为保密或专有的，或以口头及其他方式能被合理地预期将被视为保密或专有的。

2	Scope of Application

适用范围

2.1	This Agreement is applicable to all Party A’s purchase of Products from Party B during the term of this Agreement (specific details shall be subject to the Purchase Order).

本协议适用于在本协议期限内甲方向乙方采购产品（具体细节以采购订单中的约定为准）的所有行为。

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2.2	Products purchased by Party A from Party B, includes but not limited to self-owned brand Products of Party B or parts and spare parts for such Products.

甲方从乙方处采购的产品，包括但不限于乙方自有品牌产品或产品的零配件、备件。

3	Purchase Order

采购订单

3.1	For the purchase of specific Products, the Parties shall enter into written Purchase Orders in accordance with the format and key points set forth in Appendix I hereto. This Agreement shall be binding between both Parties with respect to, among other things, all exchanges of forms and information, confirmations of purchases and sales, invoicing, payment arrangements and the use of Purchase Order.

针对具体产品的采购，双方应根据本协议附件一的格式及内容要点签订书面采购订单。双方之间的所有表单和信息交换、采购及销售确认、发票开具、付款安排和采购订单的使用等方面均受本协议中条款和条件的约束。

3.2	By jointly entering into written Purchase Orders, Party A and Party B may agree upon additional terms and conditions applicable to one or more of the Products.

甲方和乙方可以通过共同签订书面采购订单的形式，约定适用于某一种或多种产品的附加条款和条件。

3.3	Upon receipt of the Purchase Order issued by Party A, Party B shall notify Party A within 5 working days of acceptance or rejection of such Purchase Order. Upon Party B’s acceptance of any Purchase Order, the Parties shall perform their obligations in accordance with the terms of the Purchase Order as accepted by Party B, including without limitation, the determination of price, time of applicable delivery, quantity of specific Products and place of applicable delivery.

在收到甲方发出的采购订单后，乙方应在5个工作日内告知甲方接受或拒绝该采购订单。乙方接受采购订单之后，双方应当按照乙方已接受的采购订单中的约定履行相关义务，包括但不限于价格的确定、交付时间、数量和交付地点等约定。

3.4	Both Parties may request changes to Purchase Order. If any change to the Purchase Order is proposed by Party A, Party A shall promptly notify Party B of such changes in writing, and shall assist Party B in dealing with relevant issues caused thereby such as overstocking of materials. If Party B can accept such changes by Party A or Party B itself requests for changes of relevant Purchase Order, the Parties shall re-enter into a written Purchase Order for confirmation.

双方均可请求变更采购订单。如采购订单的变更系由甲方提出，甲方应及时书面通知乙方，且甲方应协助乙方处理由此造成的物料库存积压等相关影响。如乙方可接受甲方提出的该等变更或乙方自身提出采购订单的变更请求，双方应当重新签署书面的采购订单予以确认。

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4	Delivery, Packaging, Ownership and Transfer of Risks

交付、包装、所有权及风险转移

4.1	Unless otherwise specified in the Purchase Order, the method of delivery shall be: Party B shall deliver the Products to Party A or the carrier designated by Party A at the place where Party B is located. After the delivery, the ownership of the Products and the risk of damage or loss regarding such Products shall be transferred to Party A.

除非采购订单另有约定，交货方式为：乙方在乙方所在地将产品交付甲方或甲方指定的承运人，交付完成后，产品的所有权及毁损、灭失的风险即转移至甲方。

4.2	Party B shall adopt such packaging methods to meet the routine transportation needs of the Products. If Party A proposes special packaging requirements, it shall propose in writing in advance and clearly specify such requirements in the Purchase Order confirmed by both Parties. Party B shall attach the [product packing list, quality certificate, relevant technical materials and all the other information required for the product to leave the factory] onto the applicable packages. Party B shall be responsible for the replacement and repair of the Products damaged or lost in transportation due to Party B’s improper packaging.

乙方应采用满足产品常规运输需求的包装方法。如甲方提出特殊包装要求，甲方应当事先书面提出，并在双方确认的采购订单中明确注明。乙方在包装中应附有：【产品装箱单、质量合格证、相关的技术材料等产品出厂所需的所有资料】。由于乙方包装不当造成产品在运输过程中发生损坏或丢失的，乙方应负责更换、修理。

5	Price and Payment

价格及付款

5.1	The price for the Products shall be subject to the price as agreed in the Purchase Order. If, after the confirmation by the Parties of the Purchase Order, the Parties agree to change the price of any Products, the Parties shall discuss otherwise whether the new price will apply to Products in transit. Unless otherwise specified or agreed upon in the applicable Purchase Order, the prices applicable to all Products sold in the People’s Republic of China (for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan) shall be denominated and settled in RMB, and the prices applicable to all Products sold outside of the People’s Republic of China shall be denominated and settled in U.S. Dollars, and such price shall be [tax inclusive].

产品的价格将以采购订单中约定的价格为准。双方确认采购订单之后，如果双方均同意变更任一产品的价格，新价格是否适用于在途产品应由双方另行协商确定。除非适用的采购订单中另有约定或特别指明，否则所有适用于中华人民共和国（为本协议之目的，不含香港特别行政区、澳门特别行政区及台湾地区）境内销售的产品的价格均以人民币标定并结算，所有适用于中华人民共和国境外销售的产品的价格均以美元标定并结算，且该价格应当为【含税】价格。

深圳易佳特科技有限公司

5.2	Unless otherwise stipulated in the Purchase Order, Party A shall pay [30]% of the total amount under the Purchase Order to the account designated by Party B by bank transfer within [2] working days upon the execution date of the specific Purchase Order, and Party B shall deliver the Products after confirming the receipt of the aforesaid amount. Party A shall pay the remaining amount to the account designated by Party B within [2] working days after the completion of the Products acceptance.

除采购订单另有约定之外，甲方应当在具体采购订单签订之日起【2】个工作日内将该采购订单项下【30】%的价款以银行汇款的方式支付至乙方的指定账户，乙方在确认收到上述价款后交付产品。甲方应于产品验收完成后的【2】个工作日内将剩余价款支付至乙方的指定账户；

The information of the bank account designated by Party B is as follows:

乙方指定的银行账户信息如下：

Company Name:/公司名称：【深圳易佳特科技有限公司】

Account No./账号：【】

Opening Bank/开户银行：【】

5.3	Party B shall issue invoices to Party A with No. of the following methods:

乙方按照如下第 种方式向甲方开具发票：

1)	After Party A has paid all the amounts as set forth in Article 5.2, Party B shall promptly issue the [special VAT invoice] to Party A;

在甲方根据第5.2条的约定支付完所有价款后，乙方应及时向甲方开具【增值税专用发票】；

2)	After the Parties have confirmed the relevant information of the Products and prices in the Purchase Order, Party B shall issue the [special VAT invoice] to Party A. After the receipt of such invoice, Party A shall enter into the Purchase Order and pay the amount in accordance with Article 5.2.

双方对采购订单的产品及价格的相关信息确认完毕后，乙方向甲方开具【增值税专用发票】，甲方在收到发票后应根据第5.2条的约定签订采购订单并支付价款。

深圳易佳特科技有限公司

5.4	If Party A fails to pay within the above payment term, Party B shall have the right to take the following measures, which shall not affect any other rights or remedies exercised or taken by Party B:

如果甲方未在上述付款期限内付款，乙方有权采取以下措施，且以下措施并不影响乙方行使或采取的任何其他的权利或补救措施：

(1)	Terminate this Agreement;

终止本协议；

(2)	Withhold further delivery to Party A until all amounts due have been paid by Party A.

停止进一步向甲方交货，直至甲方支付全部应付价款.

6	Acceptance

验收

Party A shall inspect, test, accept or reject the Products within five (5) working days after delivery pursuant to the acceptance standards set forth in the relevant Purchase Order and the quality requirements hereof. If Party A does not raise any objection to Party B within the above period, Party A shall be deemed to have completed the acceptance of the Products and confirmed the acceptance of all Products.

甲方应对产品按相关采购订单中规定的验收标准以及本协议规定的质量要求于交付完成后5个工作日内进行检验、测试、接受或拒绝。若甲方在上述期限内未向乙方提出异议，则视为甲方已完成对产品的验收，并确认接受所有产品。

7	Intellectual Property and Confidential Information

知识产权和保密信息

7.1	The corresponding intellectual property rights relating to the Products hereunder shall be owned by Party B. Party A shall not allow its employees, agents or other third parties to publish or use the related intellectual property (except for the intellectual property necessary for Party A to use and sell the Products) without Party B’s written consent.

与本协议产品有关的相应知识产权归乙方所有。甲方在没有征得乙方书面同意的情况下，不得允许其员工、代理商或其他第三方公开或使用相关知识产权（除甲方在使用、销售产品时必须的知识产权外）。

7.2	The Parties shall have the obligation and responsibility to keep confidential the terms of the Agreement and Confidential Information relating to the Products hereunder. The Parties shall not disclose or reveal to any third party any Confidential Information supplied by one Party to the other Party, The Parties agree to take all reasonable measures to protect the Confidential Information and to avoid disclosure and use of the Confidential Information, so as to prevent such Confidential Information from entering the public domain or being obtained by unauthorized persons.

双方有义务及责任对协议条款及与本协议产品相关的保密信息保密。双方不向任何第三方泄露或披露由一方向另一方提供的保密信息，双方同意采取所有合理的措施来保护保密信息的保密性以及避免对保密信息的披露和使用，以防止该保密信息进入公众领域或被未经许可的人士拥有。

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8	After-sales Liabilities

售后责任

If Party B delivers defective, non-conforming Products, or Products inconsistent with this Agreement and/or Purchase Orders or Products with design defect, Party B shall be responsible for reworking, repairing or replacing such defective Products. Party B shall not be liable under the following circumstances:

如果乙方交付了有缺陷、不合格、存在其他不符合本协议和/或采购订单规定的，或有设计缺陷的产品，乙方应负责返工、维修或替换缺陷产品。但以下情况乙方不承担责任：

（1）	Any defect caused by changes and variations to the Products specifications as required by Party A;

应甲方的要求而对产品规格作出的变更和改动所导致缺陷发生的；

（2）	Any defect caused by fair wear and tear, intentional damage, negligence, improper use, failure to follow Party B's instructions, improper use, alteration or repair of the Products without Party's B consent.

任何由于合理磨损、有意损坏、疏忽大意、使用不当、不遵循乙方指导、未经乙方同意对产品进行错误使用、改动或修理而造成的缺陷。

9	Force Majeure

不可抗力

9.1	Neither Party shall be deemed to be in breach of this Agreement nor shall it be liable to the other Party for any delay or failure in performing obligations hereunder due to circumstances that are unforeseeable on the execution date of this Agreement and beyond the reasonable control of such Party. The period for performing relevant obligations may be extended accordingly; provided, however, that the liabilities of a Party shall not be exempted if Force Majeure occurs after the delay of performance. The events of Force Majeure include but are not limited to acts of God, war, riot, fire, explosion, flood and acts of government.

因本协议订立当日所无法预见的，及在任何一方合理的控制能力范围之外的情形所造成该方延迟或无法履行本协议中的义务，则该方不被视作违反本协议，无须向另一方负责，履行相关义务的期限可以相应延长，但一方迟延履行后发生不可抗力的，不免除该方责任。不可抗力情形包括但不限于：天灾、战争、暴乱、火灾、爆炸、水灾、政府行为等。

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9.2	The Party that delays or fails to perform the duties hereunder as a result of above circumstances shall notify the other Party within 3 calendar days and provide written supporting certificates issued by corresponding governmental authorities recognized by both Parties. In the meanwhile, such Party use reasonable effort to minimize the impact of such circumstances upon its performance and notify the other Party immediately and continue to fully perform its obligations under this Agreement after the end of such circumstances.

由于上述情形而造成延迟或无法履行本协议规定义务的一方，应于3个自然日内通知另一方，并提供相应的双方认可的政府权威机构出具的书面证明文件，同时合理地尽其努力将此类情形对其履行义务的影响降至最低，而且在此类情形结束之后，马上就此通知另一方，并继续完全履行本协议规定的义务。

10	LIABILITY FOR BREACH

违约责任

10.1	Upon the effectiveness of the Agreement, Party A and Party B shall perform relevant obligations in accordance with the Agreement and relevant Purchase Orders. If either Party fails to perform or fully perform the obligations and warranties agreed upon in this Agreement and relevant Purchase Order, it shall bear the corresponding liabilities for breach of contract to the other Party and indemnify the other Party against any losses caused thereby.

本协议生效后，甲方和乙方均应按照本协议及相关采购订单的约定履行相关的义务，任何一方不履行或不完全履行本协议及相关采购订单约定的义务和保证的，应当向对方承担相应的违约责任，并赔偿由此给对方造成的损失。

10.2	If either party breaches Article 7 hereof, the non-breaching party shall have the right to request unilateral termination of this Agreement and to request the breaching party to assume corresponding liabilities for breach of contract and compensate corresponding losses.

任何一方违反本协议第7条，守约方有权要求单方解除协议，并要求违约方承担相应的违约责任及赔偿相应损失。

11	Term and Termination

期限及终止

11.1	This Agreement shall become effective upon the date it is sealed by the Parties until terminated by either Party in accordance with the terms hereof. Party B may terminate this Agreement without cause by giving a 30-day prior written notice to Party A. In case Party B raises such notice, Party B shall, if Party A deems necessary, continue processing the Purchase Order already received from Party A and accepted by Party B, until the completion of such Purchase Order.

本协议于双方盖章之日起生效，直至被任何一方根据本协议条款予以终止。乙方可无原因地终止本协议，只须提前30日书面通知甲方即可。在乙方提出此通知的情况下，如甲方认为有必要的，乙方须继续处理从甲方收到并已接受的采购订单，直到该采购订单履行完毕时止。

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11.2	Either Party shall be entitled to immediately terminate this Agreement if:

在下列情况下，任何一方均有权立即终止本协议：

(1)	The other Party becomes insolvent or undergoes voluntary or compulsory liquidation;

另一方破产，或开始自愿或强制性清算；

(2)	All interests or assets of the other Party are lawfully seized or taken over by a third party or a receiver is appointed in respect of the same;

第三方合法地没收或接管了另一方的所有权益或资产，或存在接管人被指定接管这些资产；

(3)	The other party is closed down or claims to be closed down.

另一方停业，或声称停止营业。

12	Governing Law and Dispute Resolution

法律适用及争议解决

12.1	This Agreement shall be governed by, and construed in accordance with, the laws of People’s Republic of China. All disputes arising from the execution of, or in connection with the Agreement shall be settled amicably through friendly negotiation between the Parties. If no settlement can be reached through negotiation, either Party shall have the option to submit the dispute to Shenzhen Court of International Arbitration (Shenzhen Arbitration Commission) and the venue of arbitration shall be Shenzhen. The award of the arbitration shall be final and binding upon the Parties hereto.

本协议受中华人民共和国法律的约束，并按其进行解释。因执行本协议所发生的或与本协议有关的一切争议，双方通过友好协商解决，如协商仍未能达成一致，任何一方可选择将争议递交深圳国际仲裁院(深圳仲裁委员会)申请仲裁，仲裁地为深圳，仲裁的结果是终局的，对双方均有约束力。

13	Miscellaneous

其他

13.1	This Agreement shall become effective upon affixation of seals by Party A and Party B.

本协议自甲、乙双方盖章之日起生效。

13.2	Any notice or other communication given by one Party to the other hereunder shall be in writing and may be delivered personally or sent by post or facsimile or by equivalent means of communication to the address of the other Party set out on the first page of such notice or information, or to the contact person designated by the other Party. Any notice or other information provided pursuant to this Agreement, where the notifications are delivered by hand, shall be deemed as delivered when hander over. If sent by any other means, notice shall be deemed as delivered 48 hours after the time of sending or transmission.

本协议由一方向另一方发出的任何通知或其他信息，均须为书面形式，可以亲手送交、邮寄、传真，或相当的通讯方式，送至页首的另一方地址；或送达至对方指定联系人。任何根据本协议发出的通知或其他信息，如果亲手送交，则在送交时被视作已经送达，如果用其他方式发送，则在发送或传送时起48小时后被视作已经送达。

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13.3	The waiver by one Party of a breach of the other Party’s provision of the Agreement shall not constitute a waiver of any subsequent breach of that or any other provision hereof.

如果一方对另一方违反本协议的行为放弃追究，不代表对此后违反本协议该项规定或任何其他条款的行为均放弃追究。

13.4	This Agreement supersedes all prior agreements or understandings, oral or written, regarding the subject matter hereof between the Parties hereto.

本协议将替代所有此前就协议标的于双方之间达成的口头或书面的协议或理解。

13.5	Neither party shall assign any of its rights and obligations under this Agreement to any third party without the prior consent of the other Party.

方任何一方未能取得一方事先同意的，不得将本协议项下的任何权利和义务转让给任何第三方。

13.6	The Appendix hereto shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

本协议附件为本协议不可分割的组成部分，与本协议具有同等法律效力。

13.7	This Agreement shall be executed in Chinese and English in duplicate, with each of Party A and Party B holding one copy and with the same legal effect. If there are discrepancies between the Chinese and English versions, the Chinese version will prevail

本协议一式两份，以中文和英文签署，其中甲方与乙方各执一份，具备同样法律效力。中文版本与英文版本若有不一致之处，中文版本优先。

(Remainder of This Page Left Intentionally Blank. Signature Pages to follow.)

（以 下 无 正 文，为 本 协 议 的 签 署 页）

深圳易佳特科技有限公司

Party A/甲方：__________________	Party B/乙方：深圳易佳特科技有限公司
Seal(Signature)/盖章（签字）：__________________ Date/日期：____Year/年___Month/月____Day/日	Seal(Signature)/盖章（签字）：___________________ Date/日期：____ Year/年____ Month/月____ Day/日

深圳易佳特科技有限公司

Appendix I: Format of Purchase Order

附件一：采购订单的格式

Purchase Order

采购订单

PO No./订单编号：【】

Buyer(Demander)/买方（需方）：【】			Seller (Supplier)/卖方（供方）：深圳易佳特科技有限公司
Framework Purchase Agreement No./《采购框架协议》编号：【】			Signature Date/签订日期： Year/年 Month月 Day/日
1. Product (Name, Specification and Model, Unit, Quantity, Unit Price, Amount) 产品（名称、规格型号、单位、数量、单价、金额）
No. 序号	Product Name 产品名称	Specification and Model 规格型号	Unit 单位	Quantity 数量	Unit Price 单价	Amount 金额	Remark 备注
(1)
(2)
(3)
(4)
Total Sales/总计
2. Place of Delivery 交付地点
【】 【】
3. Time of Delivery 交付时间
【】 【】
4. Packaging Methods 包装方式
□Party B’s Regular Packaging/乙方常规包装		□Special packaging (please specify)/特殊包装（请注明）：

深圳易佳特科技有限公司

5. Acceptance Standards 验收标准
□Samples/样品
□ Industry Standards/行业标准
□ National Standards/国家标准
□ Others (Please specify)/其他（请注明）
6. Validity 效力
This Purchase Order is an integral part of the Framework Purchase Agreement (Agreement No.:) and shall have the same legal effect as the Agreement. 本采购订单为《采购框架协议》（协议编号：【】）不可分割的一部分，与其具有同等法律效力
7. Signature and Seal 签章
Buyer: [] (Company Seal)/买方：【】（公章）	Seller: [] (Company Seal)/卖方：深圳易佳特科技有限公司（公章）
Authorized Representative of the Buyer (Signature)/买方授权代表（签字）：	Authorized Representative of the Seller (Signature)/卖方授权代表（签字）：